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Exhibit 21.1

LIST OF SUBSIDIARIES

Name of Subsidiary	Jurisdiction
SS SPV LLC (d/b/a BigStock and BigStockPhoto)	Delaware
Shutterstock Images C.V.	The Netherlands

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  Exhibit 21.1
LIST OF SUBSIDIARIES